EXHIBIT 11
                                                               (page 1 of 2)

                          CBS INC. and SUBSIDIARIES

                  COMPUTATION OF EARNINGS PER COMMON SHARE

                  (In thousands, except per share amounts)

                             ___________________

                                                          PRIMARY
                                                  Year Ended December 31
                                                 1994      1993      1992
Earnings:
 Income before cumulative effects
  of changes in accounting principles          $281,558  $326,188  $162,479
 Post-tax interest on convertible
  debentures*                                               3,288    12,259
 Dividends on preference stock                  (11,263)  (12,500)  (12,500)
 Accretion on Series B preference stock            (153)     (188)     (188)

Income before cumulative effects
 of changes in accounting principles
 applicable to common shares                    270,142   316,788   162,050
Cumulative effects of changes in
 accounting principles                          _______   _______   (81,472)


 Net income applicable to common shares        $270,142  $316,788  $ 80,578

Shares:
 Weighted average number of common
  shares outstanding                             72,210    73,985    67,115
 Common stock equivalents:
  Conversion of debentures*                                 3,245     9,765
  Other                                         _______       460       200

 Adjusted shares                                 72,210    77,690    77,080

Per share:
 Income before cumulative effects
  of changes in accounting principles           $  3.74    $ 4.08    $ 2.10
 Cumulative effects of changes in
  accounting principles                          ______     _____     (1.05)

 Net income                                     $  3.74    $ 4.08    $ 1.05


*The debentures were converted in May 1993.  Conversion was assumed for all prior periods.
                                                                 EXHIBIT 11
                                                               (page 2 of 2)

                          CBS INC. and SUBSIDIARIES

                  COMPUTATION OF EARNINGS PER COMMON SHARE

                  (In thousands, except per share amounts)
                            ____________________

                                                     FULLY DILUTED
                                                Year Ended December 31
                                               1994      1993      1992
Earnings:
 Income before cumulative effects
  of changes in accounting principles        $281,558  $326,188  $162,479
 Post-tax interest on convertible
  debentures*                                 _______     3,288    12,259

 Income before cumulative effects
  of changes in accounting principles
  applicable to common shares                 281,558   329,476   174,738
 Cumulative effects of changes in
  accounting principles                       _______   _______   (81,472)

 Net income applicable to common shares      $281,558  $329,476  $ 93,266

Shares:
 Weighted average number of common
  shares outstanding                           72,210    73,985    67,115
 Common stock equivalents:
  Conversion of debentures*                               3,245     9,765
  Other                                           511       460       200
 Assumed conversion of preference B stock       3,846     4,320     4,320

 Adjusted shares                               76,567    82,010    81,400

Per share:
 Income before cumulative effects of
  changes in accounting principles             $ 3.68    $ 4.02    $ 2.15
 Cumulative effects of changes in
  accounting principles                         _____     _____     (1.00)

 Net income                                    $ 3.68(a) $ 4.02(a) $ 1.15(b)

*The debentures were converted in May 1993. Conversion was assumed for all prior periods.

(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is not required by APB Opinion No. 15 because it results in dilution of less than 3%.

(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to APB Opinion No. 15 because it produces an anti-dilutive effect.